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                                                                    EXHIBIT 23.1


                                    CONSENT

        We consent to the inclusion of our Fairness Opinion, dated January 23, 1996, to Liberte Investors (the "Trust") as an exhibit to the Proxy Statement/Prospectus (the "Prospectus"), the description of our firm and the Fairness Opinion in the Prospectus, and the reliance on the Fairness Opinion by the shareholders of the trust.


Date: June 14, 1996                             BEAR STEARNS & CO. INC.

                                                By: /s/ Stephen Straty
                                                Name: Stephen Straty
                                                Title: Managing Director